UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 10, 2008

PLANKTOS CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-28429 (Commission File Number)	68-0423301 (IRS Employer Identification Number)

Enrique J. Lõpez de Mesa, Chief Executive Officer

73200 El Paseo, Ste #2H, Palm Desert, CA 92260

(Address of principal executive offices)

(760) 773-1111
(Registrant’s telephone number, including area code)

145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)          Effective September 10, 2008, the board of directors of Planktos Corp (the “Company”) accepted the resignation of Joel Dumaresq as chief executive officer, chief financial officer, principal accounting officer, and director of the Company.

(c)          Effective September 10, 2008, the Company’s board of directors appointed Enrique J. Lõpez de Mesa as the chief executive officer, chief financial officer, and principal accounting officer of the Company.

Mr. Lõpez de Mesa has been a partner with Protea Inc. since 2007, which firm is involved with public companies in reporting, financing and market communications. Between 2002 and 2007 he was the vice president of Kingsway Capital of Canada Inc., a leading financial services organization in Hong Kong. Mr. Lõpez de Mesa is a director of two Canadian public companies: (i) Petrolympic Ltd. (a TSXV quoted company under the symbol PCQ), an oil and gas company that is actively engaged in explorations in Quebec, Canada, and (ii) Veraz Petroleum Ltd. (a CNQ quoted company under the symbol VRAZ), an oil and gas exploration company with operations in Peru. Mr. Lõpez de Mesa received a MBA from the University of Toronto in 1994 and a BA in Economics from McGill University in Montreal in 1986.

There is no family relationship between Mr. Lõpez de Mesa and the sole member of the board of directors.

Mr. Lõpez de Mesa has had no related party transactions with the Company within the last two years.

The Company has not entered into any employment agreements in connection with Mr. Lõpez de Mesa’s appointments. Further, Mr. Lõpez de Mesa is not party to any material plan, contract or arrangement for any equity grants or awards with the Company.

(d)     Effective September 10, 2008, the Company’s board of directors appointed Michael James Gobuty as a member of the board of directors to serve until the Company’s next annual shareholders meeting.

Mr. Gobuty has been retired for several years. Previously, he had been an international garment industry consultant based upon his decades of leather outerwear and sportswear manufacturing experience. He has been active in the hockey world as a team president and owner as well as an association executive. He has also been a financer and developer of condominiums. Mr. Gobuty is not a director of any reporting corporations other than the Company. Mr. Gobuty received his BA from the University of Winnipeg.

The appointment of Mr. Gobuty to the Company’s board of directors was not based on any prior understanding or arrangement.

The Company has not at this time determined if Mr. Gobuty will serve on any standing committee.

Mr. Gobuty has no related party transactions with the Company within the last two years.

Mr. Gobuty is not party to any material plan, contract or arrangement for any equity grants or awards with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Planktos Corp.

By: /s/ Enrique J. Lõpez de Mesa                         September 10, 2008

Name: Enrique J. Lõpez de Mesa

Title: Chief Executive Officer

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